Consent of Independent Registered Public Accounting Firm

            We consent to the references to our firm under the captions “Service Providers – Independent Registered Public Accounting Firm”, “Exhibit A – Form of Agreement and Plan of Reorganization- Representations and Warranties”, and “Exhibit B – Financial Highlights of the Recovery Fund and the Quest Fund” in the Prospectus/Proxy Statement of Franklin Mutual Recovery Fund and Franklin Mutual Quest Fund which is included in this Post-Effective Amendment No. 1 to the Registration Statement on Form N-14.

            We also consent to the references to our firm: (1) under the caption “Financial Highlights” in the Prospectus of Franklin Mutual Recovery Fund dated August 1, 2014, which was filed on Form N-2 with the Securities and Exchange Commission in Post-Effective Amendment No. 7 (File No. 333-144926) and incorporated by reference in the Prospectus/Proxy which is included in this Post-Effective Amendment No. 1 to the Registration Statement on Form N-14; and (2) under the captions "Goals, Strategies, and Risks – Policies and Procedures Regarding the Release of Portfolio Holdings" and "Independent Registered Public Accounting Firm" in the Statement of Additional Information of Franklin Mutual Recovery Fund dated August 1, 2014, which was filed on Form N-2 with the Securities and Exchange Commission in Post-Effective Amendment No. 7 (File No. 333-144926) and incorporated by reference in the Statement of Additional Information which is included in this Post-Effective Amendment No. 1 to the Registration Statement on Form N-14.

            We also consent to the references to our firm: (1) under the caption “Financial Highlights” in the Prospectus of Franklin Mutual Quest Fund dated May 1, 2015, which was filed on Form N-1A with the Securities and Exchange Commission in Post-Effective Amendment No. 52 (File No. 033-18516 and  811-05387) which is enclosed with and incorporated by reference in the Prospectus/Proxy which is included in this Post-Effective Amendment No. 1  to the Registration Statement on Form N-14; and (2) under the captions "Goals, Strategies, and Risks – Policies and Procedures Regarding the Release of Portfolio Holdings" and "Independent Registered Public Accounting Firm" in the Statement of Additional Information of Franklin Mutual Quest Fund dated May 1, 2015, which was filed on Form N-1A with the Securities and Exchange Commission in Post-Effective Amendment No. 52 (File No. 033-18516 and  811-05387) and incorporated by reference in the Statement of Additional Information which is included in this Post-Effective Amendment No. 1 to the Registration Statement on Form N-14.

            We also consent to the incorporation by reference in the Statement of Additional Information of our reports, dated May 19, 2015 on the financial statements and financial highlights of Franklin Mutual Recovery Fund as of March 31, 2015 and dated February 18, 2015 on the financial statements and financial highlights of Franklin Mutual Quest Fund (a series of Franklin Mutual Series Funds) as of December 31, 2014, which is included in this Post-Effective Amendment No. 1 to the Registration Statement on Form N-14.

                                                            /s/ ERNST & YOUNG LLP

Boston, Massachusetts

May 20, 2015

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